UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report: February 5, 2007
(Date of earliest event reported)
AKAMAI TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-27275	04-3432319

(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)
8 Cambridge Center, Cambridge, Massachusetts 02142
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (617) 444-3000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
Item 8.01 Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURES
Exhibit Index
Ex-99.1 Press Release dated February 5, 2007
Ex-99.2 Press Release dated February 7, 2007

Item 2.02 Results of Operations and Financial Condition
     On February 7, 2007, Akamai Technologies, Inc. (“Akamai”) announced its financial results for the fiscal year ended December 31, 2006. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
     The information in this Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.
Item 8.01 Other Events
     On February 5, 2007, Akamai announced that it had entered into an Agreement and Plan of Merger dated February 2, 2007 (the “Merger Agreement”) by and among Akamai, Lode Star Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Akamai, Netli, Inc., a Delaware corporation (“Netli”), certain employees of Netli, and the principal stockholders of Netli. Under the Merger Agreement, Akamai will acquire all of the outstanding equity of Netli in exchange for approximately 3.2 million shares of Akamai’s common stock, subject to certain closing adjustments. The closing of the merger is subject to customary closing conditions including obtaining the approval of Netli’s stockholders.
     A copy of the press release announcing the signing of the Merger Agreement is filed herewith as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits
(c) Exhibits
The following exhibit relating to Item 2.02 shall be deemed to be furnished, and not filed:

99.1	Press Release dated February 5, 2007.

99.2	Press Release dated February 7, 2007.

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 7, 2007	AKAMAI TECHNOLOGIES, INC.
/s/ J. Donald Sherman
J. Donald Sherman
Chief Financial Officer

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Exhibit Index

99.1	Press Release dated February 5, 2007.

99.2	Press Release dated February 7, 2007

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